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                                                                     Exhibit 4.8

                                                               EXECUTION VERSION

                             INTERCREDITOR AGREEMENT

          This INTERCREDITOR AGREEMENT, dated as of November 27, 2006, and entered into by and among RSC HOLDINGS II, LLC, a Delaware limited liability company ("Holdings"), RSC HOLDINGS III, LLC (the "Parent Borrower"), a Delaware limited liability company, RENTAL SERVICE CORPORATION, an Arizona corporation ("RSC"), each other Grantor (as defined below) from time to time party hereto, DEUTSCHE BANK AG, NEW YORK BRANCH ("DBNY"), in its capacity as U.S. collateral agent under the First-Lien Loan Documents (as defined below) ((together with its successors and assigns in such capacity from time to time, the "U.S. First-Lien Collateral Agent") and DBNY in its capacity as collateral agent under the Second-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the "Second-Lien Collateral Agent"). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

                                    RECITALS

          WHEREAS, Holdings, the Parent Borrower, RSC and RSC Canada, each other entity that becomes a borrower thereunder pursuant to subsection 7.9 thereof (together with the Parent Borrower, RSC and RSC Canada, collectively, the "First-Lien Borrowers" and, each a "First-Lien Borrower"), the several banks and other financial institutions from time to time party thereto, DBNY, as U.S. administrative agent (in such capacity, the "U.S. First-Lien Administrative Agent") and U.S. collateral agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent (in such capacity, the "Canadian First-Lien Administrative Agent") and Canadian collateral agent (in such capacity, the "Canadian First-Lien Collateral Agent"), Citicorp North America, Inc., as Syndication Agent and Bank of America, N.A., LaSalle Credit Business Credit, LLC and Wachovia Capital Finance Corporation (Western), as Co-Documentation Agents have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the "First-Lien Credit Agreement") providing for the making of term and revolving loans to the Borrowers, and the issuance of, and participation in, letters of credit for the account of the Borrowers, as provided therein;

          WHEREAS, Holdings, the Parent Borrower, RSC and each other entity that becomes a borrower thereunder pursuant to Subsection 6.9 thereof, the several banks and other financial institutions from time to time party thereto (together with the Parent Borrower and RSC, collectively, the "Second-Lien Borrowers" and each a "Second-Lien Borrower"), DBNY, as administrative agent (in such capacity, the "Second-Lien Administrative Agent") and Second-Lien Collateral Agent, Citicorp North America, Inc., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent have entered into that certain Second-Lien Term Loan Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified and/or Refinanced from time to time, the "Second-Lien Credit Agreement") providing for the making of the Second-Lien Term Loan to the Second-Lien Borrowers as provided therein;

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          WHEREAS, the obligations of Holdings, the First-Lien Borrowers, and the other Grantors under the First-Lien Loan Documents, and all Hedging Agreements with one or more Hedging Creditors, will be secured by substantially all the assets of Holdings, the First-Lien Borrowers and the other Grantors, respectively, pursuant to the terms of the First-Lien Security Documents;

          WHEREAS, the obligations of Holdings, the First-Lien Borrowers, and the other Grantors under the Second-Lien Loan Documents will be secured by substantially all the assets of Holdings, the First-Lien Borrowers and the other Grantors, respectively, pursuant to the terms of the Second-Lien Security Documents;

          WHEREAS, the First-Lien Loan Documents and the Second-Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;

          WHEREAS, in order to induce the First-Lien Collateral Agents and the First-Lien Creditors to consent to the Grantors incurring the Second-Lien Obligations and to induce the First-Lien Creditors to extend credit and other financial accommodations and lend monies to or for the benefit of the Second-Lien Borrowers or any other Grantor, the Second-Lien Collateral Agent on behalf of the Second-Lien Creditors (and each Second-Lien Creditor by its acceptance of the benefits of the Second-Lien Security Documents) has agreed to the subordination, intercreditor and other provisions set forth in this Agreement; and

          WHEREAS, Holdings, the First-Lien Borrowers and the other Grantors may, from time to time, incur additional secured debt which the Second-Lien Borrowers and the First-Lien Collateral Agents may agree may share a first-priority security interest in the Collateral in accordance with the First-Lien Loan Documents in existence at the time of such incurrence;

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          SECTION 1. Definitions.

          1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

          "Agreement" means this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

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          "Borrowers" means the First-Lien Borrowers and the Second-Lien
Borrowers.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Canadian First-Lien Administrative Agent" has the meaning provided in the recitals hereto.

          "Canadian First-Lien Collateral Agent" has the meaning provided in the recitals hereto.

          "Cap Amount" means $2,000,000,000.

          "Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First-Lien Collateral and Second-Lien Collateral.

          "Collateral Agent" means, as the context requires, collectively, the First-Lien Collateral Agents and the Second-Lien Collateral Agent.

          "Comparable Second-Lien Security Document" means, in relation to any Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.

          "Creditors" means, collectively, the First-Lien Creditors and the Second-Lien Creditors.

          "DBNY" has the meaning provided in the preamble hereof.

          "Defaulting Creditor" has the meaning provided in Section 5.7(d) of this Agreement.

          "Discharge of First-Lien Credit Agreement Obligations" means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section
6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Loan Documents, (b) payment in full in cash of all other First-Lien Obligations (other than Hedging Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each First-Lien Collateral Agent) of all letters of credit issued by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Loan Documents.

          "Discharge of First-Lien Obligations" means, except to the extent otherwise provided in Section 5.6 hereof, (a) payment in full in cash of the principal of and interest

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(including interest accruing on or after the commencement of any Insolvency or
Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Documents, (b) payment in full in cash of all other First-Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each First-Lien Collateral Agent) of all letters of credit and Hedging Agreements issued or entered into, as the case may be, by any First-Lien Creditor and (d) termination of all other commitments of the First-Lien Creditors under the First-Lien Loan Documents.

          "Disposition" has the meaning provided in Section 5.1(a)(ii) of this Agreement.

          "Domestic Subsidiary" means each Subsidiary of Holdings organized under the laws of the United States, any State or territory thereof or the District of Columbia.

          "Eligible Purchaser" has the meaning provided in Section 5.7(a) of this Agreement.

          "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principals in the United States of America in effect from time to time to be capitalized on a balance sheet of the lessee.

          "First-Lien Administrative Agent" means each of the U.S. First-Lien Administrative Agent and the Canadian First-Lien Administrative Agent.

          "First-Lien Borrowers" has the meaning provided in the recitals hereto.

          "First-Lien Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations.

          "First-Lien Collateral Agent" means each of the U.S. First-Lien Collateral Agent and the Canadian First-Lien Collateral Agent.

          "First-Lien Credit Agreement" has the meaning set forth in the recitals hereto.

          "First-Lien Creditors" means, at any relevant time, the holders of First-Lien Obligations at such time, including, without limitation, the First-Lien Lenders, the Hedging Creditors, each First-Lien Collateral Agent, each First-Lien Administrative Agent and the other agents and arrangers under the First-Lien Credit Agreement.

          "First-Lien Documents" means and includes the First-Lien Loan Documents and the Hedging Agreements entered into with one or more Hedging Creditors.

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          "First-Lien Lenders" means the "Lenders" under, and as defined in, the
First-Lien Credit Agreement; provided that the term "First-Lien Lender" shall in any event include each letter of credit issuer and each swingline lender under the First-Lien Credit Agreement.

          "First-Lien Loan Documents" means the First-Lien Credit Agreement and the other Loan Documents (as defined in the First-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among holders of First-Lien Obligations but excluding Hedging Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.

          "First-Lien Obligations" means (i) all Obligations outstanding under the First-Lien Credit Agreement and the other First-Lien Loan Documents, and
(ii) all Hedging Obligations. "First-Lien Obligations" shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys' and/or financial consultants' fees and expenses) incurred by the U.S. First-Lien Collateral Agent, the U.S. First-Lien Administrative Agent and the other First-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under
Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each First-Lien Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due. The First-Lien Obligations shall not include (x) principal of Loans or stated amounts of Letters of Credit in excess of the Cap Amount as in effect at the time incurred or (y) any amount in clauses (a) through (c) of the preceding sentence incurred in connection with the enforcement of the excess amounts referred to in preceding clause (x) (excluding, in either case, any such excess amounts representing the capitalization of interest or fees or resulting from fluctuations in currency values, which excess amounts shall be First-Lien Obligations).

          "First-Lien Required Lenders" means the "Required Lenders" under, and as defined in, the First-Lien Credit Agreement.

          "First-Lien Security Agreement" means the U.S. Guaranty and Collateral Agreement, dated as of the date hereof, among Holdings, the Parent Borrower, RSC, the other Grantors from time to time party thereto and the U.S. First-Lien Collateral Agent, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time.

          "First-Lien Security Documents" means the Security Documents (as defined in the First-Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under

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which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time, provided that the term "First-Lien Security Documents" shall not include the Canadian Security Documents (as such term is defined in the First-Lien Credit Agreement).

          "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

          "Grantors" means Holdings, each Borrower (other than RSC Canada or any other Borrower that is incorporated or organized in Canada or a province thereof) and each of the Subsidiary Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Security Document or a Second-Lien Security Document.

          "Hedging Agreements" means and includes each Interest Rate Protection Agreement and each Other Hedging Agreement.

          "Hedging Creditor" means (i) each First-Lien Lender or any affiliate thereof (even if the respective First-Lien Lender subsequently ceases to be a First-Lien Lender under the First-Lien Credit Agreement for any reason) party to a Hedging Agreement with any Grantor and (ii) the respective successors and assigns of each such First-Lien Lender, affiliate or other financial institution referred to in clause (i) above.

          "Hedging Obligations" means (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective Hedging Agreement, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding) of each Grantor owing to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with each Hedging Agreement (including all such obligations and indebtedness under any guarantee to which each Grantor is a party) and (ii) the due performance and compliance by each Grantor with the terms, conditions and agreements of each Hedging Agreement.

          "Holdings" has the meaning set forth in the preamble hereof.

          "Indebtedness" means and includes all Obligations that constitute "Indebtedness" within the meaning of the First-Lien Credit Agreement or the Second-Lien Credit Agreement.

          "Insolvency or Liquidation Proceeding" means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any

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Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

          "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Letters of Credit" means "Letters of Credit" under, and as defined in, the First-Lien Credit Agreement.

          "Lien" means any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loans" means "Loans" under, and as defined in, the First-Lien Credit Agreement.

          "Obligations" means any and all obligations (including guaranty obligations) with respect to the payment and performance of (a) any principal of or interest or premium on any indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including interest that accrues after the commencement of any Insolvency or Liquidation Proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such Insolvency or Liquidation Proceeding, (b) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any indebtedness (including, without limitation, the retaking, holding, selling or otherwise disposing of or realizing on the Collateral), (c) any obligation to post cash collateral in respect of letters of credit or any other obligations, and (d) all performance obligations under the documentation governing any indebtedness.

          "Other Hedging Agreement" means any foreign exchange contract, currency swap agreement, commodity agreement or other similar arrangement designed to protect against fluctuations in currency values or commodity prices.

          "Parent Borrower" has the meaning set forth in the preamble hereof.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Pledged Collateral" means Collateral in the possession of the U.S. First-Lien Collateral Agent (or its agents or bailees), to the extent that possession thereof is taken to perfect a Lien thereon under the Uniform Commercial Code.

          "Priority Lien" has the meaning provided in Section 5.1(c) hereof.

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          "Recovery" has the meaning set forth in Section 6.5 hereof.

          "Refinance" means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Remedial Action" has the meaning provided in Section 5.1(a)(i) hereof.

          "Required First-Lien Creditors" means (i) at all times prior to the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the First-Lien Required Lenders (or, to the extent required by the First-Lien Credit Agreement, each of the First-Lien Lenders), and (ii) at all times after the occurrence of the Discharge of First-Lien Credit Agreement Obligations, the holders of at least the majority of the then outstanding Hedging Obligations (determined by the U.S. First-Lien Collateral Agent in such reasonable manner as is acceptable to it).

          "RSC" has the meaning set forth in the preamble hereof.

          "RSC Canada" has the meaning set forth in the preamble hereof.

          "Second-Lien Administrative Agent" has the meaning set forth in the recitals hereof.

          "Second-Lien Collateral" means all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted (or purported to be granted) as security for any Second-Lien Obligations.

          "Second-Lien Collateral Agent" has the meaning set forth in the preamble hereof.

          "Second-Lien Credit Agreement" has the meaning set forth in the recitals hereto.

          "Second-Lien Creditors" means, at any relevant time, the holders of Second-Lien Obligations at such time, including without limitation the Second-Lien Lenders, the Second-Lien Collateral Agent, the Second-Lien Administrative Agent and any other agents and arrangers under the Second-Lien Credit Agreement.

          "Second-Lien Lenders" means the "Lenders" under, and as defined in, the Second-Lien Credit Agreement.

          "Second-Lien Loan Documents" means the Second-Lien Credit Agreement and the Loan Documents (as defined in the Second-Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the First-Lien Credit Agreement; provided that any such modification does not increase the aggregate principal amount thereof beyond the limit set forth in the First-Lien Credit Agreement and is otherwise in accordance with the provisions of this First-Lien Credit Agreement.

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          "Second-Lien Obligations" means all Obligations outstanding under the
Second-Lien Credit Agreement and the other Second-Lien Loan Documents. "Second-Lien Obligations" shall in any event include: (a) all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys' and/or financial consultants' fees and expenses) incurred by the Second-Lien Collateral Agent, the Second-Lien Administrative Agent and the other Second-Lien Creditors after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding and (c) all obligations and liabilities of each Grantor under each Second-Lien Loan Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due.

          "Second-Lien Security Agreement" means the Guaranty and Collateral Agreement, dated as of the date hereof, among Holdings, each Second-Lien Borrower, the other Grantors from time to time party thereto and the Second-Lien Collateral Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Second-Lien Security Documents" means the Security Documents (as defined in the Second-Lien Credit Agreement) and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, provided that the term "Second-Lien Security Documents" shall not include the Canadian Security Documents (as such term is defined in the First-Lien Credit Agreement).

          "Security Documents" means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than such stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes.

          "Subsidiary Guarantors" means each Domestic Subsidiary of Holdings which enters into a guaranty of any First-Lien Obligations or Second-Lien Obligations.

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          "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

          "U.S. First-Lien Administrative Agent" has the meaning provided in the recitals hereto.

          "U.S. First-Lien Collateral Agent" has the meaning provided in the preamble hereof.

          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to sections or clauses of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

          SECTION 2. Priority of Liens.

          2.1 Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second-Lien Loan Documents or any other circumstance whatsoever (including any non-perfection of any Lien purporting to secure the First-Lien Obligations and/or Second-Lien Obligations), the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the U.S. First-Lien Collateral Agent or any First-Lien Creditors or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; and (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Collateral Agent, any

Second-Lien Creditors or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of Holdings, the Parent Borrower, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).

          2.2 Prohibition on Contesting Liens. Each of the Second-Lien Collateral Agent, for itself and on behalf of each Second-Lien Creditor, and U.S. First-Lien Collateral Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any Obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and/or established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the U.S. First-Lien Collateral Agent or any First-Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 3.1 hereof.

          2.3 No New Liens. So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that neither Holdings nor the Parent Borrower shall, and shall not permit any other Grantor to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted a Lien on such asset or property to secure the First-Lien Obligations and has taken all actions to perfect such Liens. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the U.S. First-Lien Collateral Agent and/or the other First-Lien Creditors, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 hereof.

          2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Second-Lien Collateral not be more expansive than the First-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, the Second-Lien Collateral Agent and the other Second-Lien Creditors agree, subject to the other provisions of this Agreement:

          (i) upon request by either First-Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Second-Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the Second-Lien Loan Documents; and

          (ii) that the guarantees for the First-Lien Obligations and the Second-Lien Obligations shall be substantially in the same form.

          SECTION 3. Enforcement.

          3.1 Exercise of Remedies. (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Parent Borrower or any other Grantor: (i) the Second-Lien Collateral Agent and the other Second-Lien Creditors will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second-Lien Collateral Agent or any Second-Lien Creditor is a party) or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), and will not contest, protest or object to any foreclosure proceeding or action brought by either First-Lien Collateral Agent or any other First-Lien Creditor or any other exercise by either First-Lien Collateral Agent or any other First-Lien Creditor, of any rights and remedies relating to the Collateral under the First-Lien Loan Documents or otherwise, or object to the forbearance by the either First-Lien Collateral Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First-Lien Collateral Agents shall have the exclusive right, and the Required First-Lien Creditors shall have the exclusive right to instruct the First-Lien Collateral Agents, to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Collateral Agent or any other Second-Lien Creditor, all as though the Second-Lien Obligations did not exist; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Parent Borrower or any other Grantor, the Second-Lien Collateral Agent may file a claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Collateral Agent may take any action (not adverse to the prior Liens on the Collateral securing the First-Lien Obligations, or the rights of the First-Lien Collateral Agents or the other First-Lien Creditors to exercise remedies in respect thereof) in order to preserve or protect their Lien on the Collateral in accordance with the terms of this Agreement, (C) the Second-Lien Creditors shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Creditors, including any claim secured by the Collateral, if any, in each case in accordance with the terms of this Agreement, (D) the Second-Lien Creditors may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement and (E) the Second-Lien Creditors may vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement with respect to the Second-Lien Obligations and the Collateral. In exercising rights and remedies with respect to the Collateral, the First-Lien Collateral Agents and the other First-Lien Creditors may enforce the provisions of the First-Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

          (b) The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, unless and until the Discharge of First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the sole right of the Second-Lien Collateral Agent and the other Second-Lien Creditors with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First-Lien Obligations has occurred in accordance with the terms of the Second-Lien Loan Documents and applicable law.

          (c) The Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), (i) agrees that the Second-Lien Collateral Agent and the other Second-Lien Creditors will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Loan Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and
(ii) hereby waives any and all rights it or the Second-Lien Creditors may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which any First-Lien Collateral Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of any First-Lien Collateral Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Creditors.

          (d) The Second-Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Loan Document shall be deemed to restrict in any way the rights and remedies of any First-Lien Collateral Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Loan Documents.

          (e) Notwithstanding anything to the contrary in preceding clauses (a) through (d) of this Section 3.1, at any time while a payment default exists with respect to the Second-Lien Obligations following the final maturity of the Second-Lien Obligations, or the acceleration by the relevant Second-Lien Creditors of the maturity of all then outstanding Second-Lien

Obligations, and in either case so long as 180 days have elapsed after notice thereof (and requesting that enforcement action be taken with respect to the Collateral) has been received by the U.S. First-Lien Collateral Agent and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, and the other Second-Lien Creditors may, but only if the U.S. First-Lien Collateral Agent or the First-Lien Creditors are not pursuing enforcement preceding with respect to the Collateral in a commercially reasonable manner (with any determination of which Collateral to proceed against, and in what order, to be made by the U.S. First-Lien Collateral Agent or such First-Lien Creditors in their reasonable judgment), enforce the Liens on Collateral granted pursuant to the Second-Lien Security Documents, provided that (x) any Collateral or any proceeds of Collateral received by the Second-Lien Collateral Agent or such other Second-Lien Creditor, as the case may be, in connection with the enforcement of such Lien shall be applied in accordance with Section 4 hereof and (y) the U.S. First-Lien Collateral Agent or any other First-Lien Creditors may at any time take over such enforcement proceedings, provided that the U.S. First-Lien Collateral Agent or such First-Lien Creditors, as the case may be, pursues enforcement proceedings with respect to the Collateral in a commercially reasonably manner, with any determination of which Collateral to proceed against, and in what order, to be made by the U.S. First-Lien Collateral Agent or such First-Lien Creditors in their reasonable judgment, and provided further that the Second-Lien Collateral Agent or Second-Lien Creditors, as the case may be, shall only be able to recoup (from amounts realized by the U.S. First-Lien Collateral Agent or any First-Lien Creditors) in any enforcement proceeding with respect to the Collateral (whether initiated by the U.S. First-Lien Collateral Agent or First-Lien Creditors or taken over by them as contemplated above) any expenses incurred by them in accordance with the priorities set forth in Section 4 hereof.

          SECTION 4. Payments.

          4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the U.S. First-Lien Collateral Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of the First-Lien Obligations, the U.S. First-Lien Collateral Agent shall deliver to the Second-Lien Collateral Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Collateral Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.

          4.2 Payments Over. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section
2.3 hereof) (or any distribution in
respect of the Collateral, whether or not expressly characterized as such) received by the Second-Lien Collateral Agent or any other Second-Lien Creditors in connection with the exercise of any right or remedy (including set-off) relating to the Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. U.S. First-Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Collateral Agent or any such other Second-Lien Creditors. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

          SECTION 5. Other Agreements.

          5.1 Releases.

          (a) If, in connection with:

               (i) the exercise of the U.S. First-Lien Collateral Agent's remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral (any of the foregoing, a "Remedial Action");

               (ii) any sale, lease, exchange, transfer or other disposition (any of the foregoing, a "Disposition") of any Collateral permitted under the terms of the First-Lien Loan Documents (whether or not an "event of default" thereunder or under any Second-Lien Loan Document has occurred and is continuing); or

               (iii) any agreement (not contravening the First-Lien Loan Documents) between the U.S. First-Lien Collateral Agent and the Parent Borrower or any other Grantor (x) to release the U.S. First-Lien Collateral Agent's Lien on any portion of the Collateral (other than in connection with, or in anticipation of, a Discharge of First-Lien Credit Agreement Obligations or a Discharge of First-Lien Obligations) or (y) to release any Grantor from its obligations under its guaranty of the First-Lien Obligations (other than in connection with, or in anticipation of, a Discharge of First-Lien Credit Agreement Obligations or a Discharge of First-Lien Obligations);

there occurs the release by the U.S. First-Lien Collateral Agent, acting on its own or at the direction of the Required First-Lien Creditors, of any of its Liens on any part of the Collateral, or of any Grantor from its obligations under its guaranty of the First-Lien Obligations, then the Liens, if any, of the Second-Lien Collateral Agent, for itself and for the benefit of the Second-Lien Creditors, on such Collateral, and the obligations of such Grantor under its guaranty of the Second-Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second-Lien Collateral Agent, for itself or on behalf of any such Second-Lien Creditors, promptly shall execute and deliver to the U.S. First-Lien Collateral Agent or such Grantor such termination statements, releases and other documents as U.S. First-Lien Collateral Agent or such Grantor may request to effectively confirm such release; provided however that if an "event of default" then exists under the Second-Lien Credit Agreement and the Discharge of First-Lien Obligations occurs concurrently with any such release, the Second-Lien Collateral Agent (on behalf of the Second-Lien Creditors) shall be entitled to receive the residual cash or cash equivalents (if any) remaining after giving effect to such release and the Discharge of the First-Lien Obligations.

          (b) Until the Discharge of First-Lien Obligations occurs, the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, hereby irrevocably constitutes and appoints the U.S. First-Lien Collateral Agent and any officer or agent of the U.S. First-Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Collateral Agent or such other Second-Lien Creditor or in the U.S. First-Lien Collateral Agent's own name, from time to time in the U.S. First-Lien Collateral Agent's discretion, for the purpose of carrying out the terms of this
Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

          (c) If, prior to the Discharge of First-Lien Obligations, a subordination of the U.S. First-Lien Collateral Agent's Lien on any Collateral is permitted (or in good faith believed by the U.S. First-Lien Collateral Agent to be permitted) under the First-Lien Credit Agreement to another Lien permitted under the First-Lien Credit Agreement (a "Priority Lien"), then the U.S. First-Lien Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Second-Lien Collateral Agent, for itself and on behalf of the Second-Lien Creditors, shall promptly execute and deliver to such First-Lien Collateral Agent or the relevant Grantor an identical subordination agreement subordinating the Liens of the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to such Priority Lien.

          5.2 Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, and subject to the rights of the Grantors under the First-Lien Security Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors pursuant to the terms of the First-Lien Loan Documents (including, without limitation, for purposes of cash collateralization of commitments, letters of credit and Hedging Agreements) and, after the Discharge of First-Lien Obligations has occurred, to the Second-Lien Collateral Agent for the benefit of the Second-Lien Creditors to the extent required under the Second-Lien Security Documents and then, to the extent no Second-Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Collateral Agent or any other Second-Lien Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the U.S. First-Lien Collateral Agent in accordance with the terms of Section 4.2 of this Agreement.

          5.3 Amendments to First-Lien Loan Documents and Second-Lien Loan Documents.

          (a) The First-Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the First-Lien Credit Agreement may be Refinanced, in each case, without notice to, or the consent of, the Second-Lien Collateral Agent or the other Second-Lien Creditors, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that any such amendment, supplement, modification or Refinancing of the First-Lien Credit Agreement shall not, without the consent of the Second-Lien Collateral Agent increase the maximum aggregate principal of Loans and stated amount of Letters of Credit thereunder to an amount in excess of the Cap Amount.

          (b) Without the prior written consent of the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors), no Second-Lien Loan Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Lien Loan Document, would contravene the provisions of this Agreement or any First-Lien Loan Document. Each of Holdings, the Parent Borrower and each other Guarantor agrees that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the U.S. First-Lien Collateral Agent):

          "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second-Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second-Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 27, 2006 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Intercreditor Agreement"), among RSC Holdings II, LLC, RSC Holdings III, LLC, Rental Service Corporation, each other Grantor party thereto from time to time, Deutsche Bank AG, New York Branch ("DBNY"), as U.S. First-Lien Collateral Agent and DBNY, as Second-Lien Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

In addition, each of Holdings, the Parent Borrower and each other Grantor agrees that each Second-Lien Security Document covering any Collateral shall contain such other language as the U.S. First-Lien Collateral Agent may reasonably request to reflect the subordination of such Second-Lien Security Document to the First-Lien Security Document covering such Collateral.

          (c) In the event the U.S. First-Lien Collateral Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the U.S. First-Lien Collateral Agent, the other First-Lien Creditors, the Parent Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the

Second-Lien Credit Agreement and the Comparable Second-Lien Security Document without the consent of the Second-Lien Collateral Agent or the other Second-Lien Creditors and without any action by the Second-Lien Collateral Agent, the Parent Borrower or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Second-Lien Security Documents, except to the extent that a release of such Lien is permitted by Section 5.1 of this Agreement, (ii) imposing additional duties on the Second-Lien Collateral Agent without its consent, or (iii) permitting other liens on the Collateral not permitted under the terms of the Second-Lien Loan Documents or Section 6 hereof and (B) notice of such amendment, waiver or consent shall have been given to the Second-Lien Collateral Agent (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).

          5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, the Second-Lien Collateral Agent and the other Second-Lien Creditors may exercise rights and remedies as unsecured creditors against Holdings, the Parent Borrower or any other Grantor that has guaranteed the Second-Lien Obligations in accordance with the terms of the Second-Lien Loan Documents and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second-Lien Collateral Agent or any other Second-Lien Creditors of the required payments of interest and principal on the Second-Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second-Lien Collateral Agent or any other Second-Lien Creditor of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. In the event the Second-Lien Collateral Agent or any other Second-Lien Creditor becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Collateral Agents or the other First-Lien Creditors may have with respect to the First-Lien Collateral.

          5.5 Bailee for Perfection.

          (a) The U.S. First-Lien Collateral Agent agrees to acquire and acknowledges it holds the Pledged Collateral or other Collateral in its possession or control (or in the possession or control of its agents or bailees) on behalf of itself and the Second-Lien Collateral Agent and any assignee solely for the purpose of perfecting the security interest granted under the First-Lien Loan Documents and the Second-Lien Loan Documents, subject to the terms and conditions of this Section 5.5.

          (b) Until the Discharge of First-Lien Obligations has occurred, the U.S. First-Lien Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Lien Loan Documents as if the Liens of the Second-Lien Collateral Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the U.S. First-Lien Collateral Agent's rights under the First-Lien Loan Documents.

          (c) The U.S. First-Lien Collateral Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Collateral Agent or any Second-Lien Creditor to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the U.S. First-Lien Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5.

          (d) The U.S. First-Lien Collateral Agent acting pursuant to this
Section 5.5 shall not have by reason of the First-Lien Security Documents, the Second-Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of the First-Lien Creditors, the Second-Lien Collateral Agent or any other Second-Lien Creditor.

          (e) Upon the Discharge of the First-Lien Obligations, the U.S. First-Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Collateral Agent, if any Second-Lien Obligations remain outstanding, and second, to the Parent Borrower or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The U.S. First-Lien Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person's obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

          5.6 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If at any time after the Discharge of First-Lien Obligations has occurred, the Parent Borrower or any other Grantor immediately thereafter enters into any Refinancing of any First-Lien Loan Document evidencing a First-Lien Obligation which Refinancing is permitted hereby, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing First-Lien Loan Document shall automatically be treated as First-Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the first-lien collateral agent under such First-Lien Loan Documents shall be the U.S. First-Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Parent Borrower or any other Grantor has entered into a new First-Lien Loan Document (which notice shall include the identity of the new agent, such agent, the "New Agent"), the Second-Lien Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent Borrower or any other Grantor or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.

          5.7 Option to Purchase First-Lien Debt. (a) Without prejudice to the enforcement of remedies by the First-Lien Creditors, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant First-Lien Loan Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Second-Lien Obligations as being entitled to exercise all default purchase options as to the Second-Lien Obligations then outstanding (an "Eligible Purchaser") shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the First-Lien Creditors), at any time during the exercise period described in clause (c) below of this Section 5.7, all, but not less than all, of the First-Lien Obligations (other than the First-Lien Obligations of a Defaulting Creditor), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all First-Lien Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 5.7, all commitments pursuant to any then outstanding First-Lien Credit Agreement shall have terminated and all Hedging Agreements constituting First-Lien Documents shall also have been terminated in accordance with their terms. Any purchase pursuant to this Section 5.7(a) shall be made as follows:

          (1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute First-Lien Obligations (including unreimbursed amounts drawn in respect of Letters of Credit, but excluding the undrawn amount of then outstanding Letters of Credit), the greater of (I) 100% and (II) the then current market-based price, of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs), (B) in the case of any Hedging Agreement, the aggregate amount then owing to each counter party in respect of such Hedging Agreement thereunder pursuant to the terms of the respective Hedging Agreement, as the case may be, including without limitation all amounts owing to such counter party as a result of the termination (or early termination) thereof plus (C) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Purchasers (which shall be expressly provided in the assignment documentation described below) to
     (i) reimburse each issuing lender (or any First-Lien Creditor required to pay same) for all amounts thereafter drawn with respect to any Letters of Credit constituting First-Lien Obligations which remain outstanding after the date of any purchase pursuant to this Section 5.7, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender with respect to such Letters of Credit, and (ii) pay over to the First-Lien Creditors any amounts recovered by such Eligible Purchasers on account of any acceleration prepayment premiums or penalties with respect to the First-Lien Obligations;

          (2) with the purchase price described in preceding clause (a)(1)(x) payable in cash on the date of purchase against transfer to the respective Eligible Purchaser or Eligible Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any First-Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First-Lien Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First-Lien Credit Agreement, in which case the purchase price described in preceding clause (a)(1)(x) shall be appropriately adjusted so that the Eligible Purchaser or Eligible Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First-Lien Obligations); provided that the purchase price in respect of any outstanding Letter of Credit that remains undrawn on the date of purchase shall be payable in cash as and when such Letter of Credit is drawn upon
     (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Purchaser or Eligible Purchasers;

          (3) with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the U.S. First-Lien Collateral Agent or its designee in an amount equal to 110% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit pursuant to the First-Lien Loan Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the Letters of Credit (assuming no drawings thereon before stated maturity), as security for the respective Eligible Purchaser's or Eligible Purchasers' obligation to pay amounts as provided in preceding clause (a)(1)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any Letter of Credit, the U.S. First-Lien Collateral Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any Letter of Credit, the U.S. First-Lien Collateral Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the U.S. First-Lien Collateral Agent as described in this clause (3) which exceed 110% of the sum of the aggregate undrawn amount of all then outstanding Letters of Credit and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding Letters of Credit (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Purchaser or Eligible Purchasers (as their interests appear). Furthermore, at such time as all Letters of Credit have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Purchaser or Eligible Purchasers, as their interests appear;

          (4) with the purchase price described in preceding clause (a)(1)(x) accompanied by a waiver by the Second-Lien Collateral Agent (on behalf of itself and the other Second-Lien Creditors) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 5.7;

          (5) with all amounts payable to the various First-Lien Creditors in respect of the assignments described above to be distributed to them by the U.S. First-Lien Collateral Agent in accordance with their respective holdings of the various First-Lien Obligations; and

          (6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the U.S. First-Lien Collateral Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Purchaser or Eligible

     Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the U.S. First-Lien Collateral Agent and each other First-Lien Creditor shall retain all rights to indemnification as provided in the relevant First-Lien Loan Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 5.7 (although the security interests securing same shall, following such purchase, be subordinated to the security interest of the Eligible Purchasers making such purchase). The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the U.S. First-Lien Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of cash collateral held by the U.S. First-Lien Collateral Agent or its designee pursuant to preceding clause
     (a)(3) is at any time less than the full amounts owing with respect to any Letter of Credit described above (including facing and similar fees) then the respective Eligible Purchaser or Eligible Purchasers shall promptly reimburse the U.S. First-Lien Collateral Agent (who shall pay the respective issuing bank) the amount of deficiency.

          (b) The right to exercise the purchase option described in Section 5.7(a) above shall be exercisable and legally enforceable upon at least seven Business Days' prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Purchaser or Eligible Purchasers) given to the U.S. First-Lien Collateral Agent by an Eligible Purchaser. Neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor shall have any disclosure obligation to any Eligible Purchaser, the Second-Lien Collateral Agent or any other Second-Lien Creditor in connection with any exercise of such purchase option.

          (c) The right to purchase the First-Lien Obligations as described in this Section 5.7 may be exercised (by giving the irrevocable written notice described in preceding clause (b)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the Loans under the First-Lien Credit Agreement, (y) the occurrence of the final maturity of the Loans under the First-Lien Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to a First-Lien Borrower (other than RSC Canada or any other Borrower that is incorporated in Canada or a province thereof) which constitutes an event of default under the First-Lien Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such 10 Business Day Period, and so long as any unpaid amounts constituting First-Lien Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (a) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied and (2) ends on the 90th day after the start of the period described in clause
(1) above.

          (d) The obligations of the First-Lien Creditors to sell their respective First-Lien Obligations under this Section 5.7 are several and not joint and several. To the extent any First-Lien Creditor (a "Defaulting Creditor") breaches its obligation to sell its First-Lien Obligations under this
Section 5.7, nothing in this Section 5.7 shall be deemed to require the First-Lien Collateral Agent or any other First-Lien Creditor to purchase such Defaulting Creditor's First-Lien Obligations for resale to the holders of Second-Lien Obligations and in all cases, the U.S. First-Lien Collateral Agent and each First-Lien Creditor complying with the terms of this Section 5.7 shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor; provided that nothing in this clause (d) shall require any Eligible Purchaser to purchase less than all of the First-Lien Obligations.

          (e) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Purchasers pursuant to this Section 5.7 (so long as they meet all eligibility standards contained in all relevant First-Lien Loan Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such First-Lien Loan Documents) for purposes of all First-Lien Loan Documents and hereby agrees that no further consent from such Grantor shall be required.

          SECTION 6. Insolvency or Liquidation Proceedings.

          6.1 Finance and Sale Issues. (a) If the Parent Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the U.S. First-Lien Collateral Agent (acting at the direction of the Required First-Lien Creditors) shall desire to permit the use of Cash Collateral (as defined in Section 363(a) of the Bankruptcy Code) on which the U.S. First-Lien Collateral Agent or any other creditor of the Parent Borrower or any other Grantor has a Lien or to permit the Parent Borrower or any other Grantor to obtain financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a "Post-Petition Financing"), then the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will not oppose or raise any objection to or contest, or join with or support any third party opposing, objecting to or contesting (and each Second-Lien Creditor hereby shall be deemed to have consented to), such use of Cash Collateral or Post-Petition Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed in writing by the U.S. First-Lien Collateral Agent or to the extent permitted by Section 6.3 hereof) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing, its Liens on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred.

          (b) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will raise no objection to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets.

          6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the U.S. First-Lien Collateral Agent.

          6.3 Adequate Protection. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the U.S. First-Lien Collateral Agent or the other First-Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Collateral, except to the extent that, in the sole discretion of the First-Lien Creditors, the receipt by the Second-Lien Creditors of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the First-Lien Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) no adequate protection shall be requested or accepted by the Second-Lien Creditors or by the Second-Lien Collateral Agent on their behalf unless the First-Lien Creditors are satisfied in their sole discretion with the adequate protection afforded to the First-Lien Creditors, and (B) any such adequate protection is in the form of a replacement Lien on the Grantors' assets, such Lien will be subordinated to the Liens securing the First-Lien Obligations (including any replacement Liens granted in respect of the First-Lien Obligations) and any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement.

          6.4 No Waiver; Voting Rights. Nothing contained herein shall prohibit or in any way limit the U.S. First-Lien Collateral Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Collateral Agent or any other Second-Lien Creditor, including the seeking by the Second-Lien Collateral Agent or any other Second-Lien Creditor of adequate protection or the assertion by the Second-Lien Collateral Agent or any other Second-Lien Creditors of any of its rights and remedies under the Second-Lien Loan Documents or otherwise. In any Insolvency or Liquidation Proceeding, neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are otherwise consistent with the rights of the First-Lien Creditors under this Agreement or
(ii) support or vote for any plan of reorganization or disclosure statement of any Grantor unless (x) such plan provides for the payment in full in cash of all First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) such plan provides on account of the First-Lien Obligations for the retention by the U.S. First-Lien Collateral Agent, for the benefit of the First-Lien Creditors, of the Liens on the Collateral securing the First-Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, the Second-Lien Collateral Agent are only on assets or property securing the First-Lien Obligations and shall have the same relative priority with respect to the Collateral or other assets or property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the First-Lien Obligations or the Second-Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second-Lien Obligations shall be delivered to the U.S. First-Lien Collateral Agent and distributed in accordance with the priorities provided in Section 4.1(a) hereof, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Insolvency or Liquidation Proceeding that is inconsistent with or purports to alter the provisions of this Agreement (including the provisions of Section 4.1(a) hereof and the priority of application of the proceeds of Collateral set forth therein), the U.S. First-Lien Collateral Agent shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Second-Lien Creditors against any such plan, with such appointment being coupled with an interest, and the U.S. First-Lien Collateral Agent shall be deemed the "holder" of such claims within the meaning of Section 1126(a) of the Bankruptcy Code. Except as provided in this Section 6, the Second-Lien Creditors shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

          6.5 Preference Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Parent Borrower or any other Grantor any amount (a "Recovery"), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second-Lien Collateral Agent or any Second-Lien Creditor on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the U.S. First-Lien Collateral Agent for the benefit of the First-Lien Creditors, for application to the reinstated First-Lien Obligations. This Section 6.5 shall survive termination of this Agreement.

          6.6 Post-Petition Interest.

          (a) Neither the Second-Lien Collateral Agent nor any other Second-Lien Creditor shall oppose or seek to challenge any claim by the U.S. First-Lien Collateral Agent or any First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the "rule of explicitness" in that this Agreement expressly entitles the First-Lien Creditors, and is intended to provide the First-Lien Creditors with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Parent Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

          (b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).

          6.7 Waiver. The Second-Lien Collateral Agent, for itself and on behalf of the other Second-Lien Creditors, waives any claim it may hereafter have against any First-Lien Creditor arising out of the election by any First-Lien Creditor of the application to the claims of any First-Lien Creditor of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any Cash Collateral or Post-Petition Financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

          6.8 Limitations. So long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the U.S. First-Lien Collateral Agent, none of the Second-Lien Creditors shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code or
(iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

          SECTION 7. Reliance; Waivers; Etc.

          7.1 Reliance. Other than any reliance on the terms of this Agreement, the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Loan Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Collateral Agent or any other Second-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Document and this Agreement. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, acknowledges that it and the Second-Lien Creditors have, independently and without reliance on the U.S. First-Lien Collateral Agent or any other First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second-Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second-Lien Loan Documents and this Agreement.

          7.2 No Warranties or Liability. The U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, acknowledges and agrees that each of the Second-Lien Collateral Agent and the other Second-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second-Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second-Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, acknowledges and agrees that each of the U.S. First-Lien Collateral Agent and the other First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent and the other Second-Lien Creditors shall have no duty to the U.S. First-Lien Collateral Agent or any of the other First-Lien Creditors, and the U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to the Second-Lien Collateral Agent or any of the other Second-Lien Creditors, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Holdings, the Parent Borrower or any other Grantor (including under the First-Lien Documents and the Second-Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

          7.3 No Waiver of Lien Priorities.

          (a) No right of the First-Lien Creditors, the U.S. First-Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First-Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings, the Parent Borrower or any other Grantor or by any act or failure to act by any First-Lien Creditor or the U.S. First-Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Documents or any of the Second-Lien Loan Documents, regardless of any knowledge thereof which the U.S. First-Lien Collateral Agent or the other First-Lien Creditors, or any of them, may have or be otherwise charged with.

          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent Borrower, RSC Canada and the other Grantors under the First-Lien Documents), the First-Lien Creditors, the U.S. First-Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First-Lien Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Collateral Agent or any other Second-Lien Creditor, without incurring any liabilities to the Second-Lien Collateral Agent or any other Second-Lien Creditor and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Collateral Agent or any Second-Lien Creditors is affected, impaired or extinguished thereby) do any one or more of the following:

                    (i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

                    (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Parent Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Collateral Agents or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Documents;

                    (iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Parent Borrower or any other Grantor to the First-Lien Creditors or the U.S. First-Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

                    (iv) settle or compromise any First-Lien Obligation or any other liability of the Parent Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;

                    (v) exercise or delay in or refrain from exercising any right or remedy against the Parent Borrower or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Parent Borrower, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Parent Borrower or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and

                    (vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.

          (c) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, and each other Second-Lien Creditor (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

          7.4 Waiver of Liability; Indemnity.

          (a) The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, also agrees that the First-Lien Creditors and the U.S. First-Lien Collateral Agent shall have no liability to the Second-Lien Collateral Agent or any other Second-Lien Creditors, and the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby waives any claim against any First-Lien Creditor or the U.S. First-Lien Collateral Agent, arising out of any and all actions which the First-Lien Creditors or the U.S. First-Lien Collateral Agent may take or permit or omit to take with respect to: (i) the First-Lien Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or
(iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, agrees that the First-Lien Creditors and the U.S. First-Lien Collateral Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Grantor or upon the request of the Second-Lien Collateral Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Creditor by accepting the benefits of the Second-Lien Security Documents agrees that neither the U.S. First-Lien Collateral Agent nor any other First-Lien Creditor (in directing the Collateral Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.

          (b) With respect to its share of the Obligations, Deutsche Bank AG, New York Branch ("Bank") shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor, all as if Bank were not the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent. The term "Creditors" or any similar term shall, unless the context clearly otherwise indicates, include Bank in its individual capacity as a Creditor. Bank and its affiliates may lend money to, and generally engage in any kind of business with, the Grantors or any of their Affiliates as if Bank were not acting as the U.S. First-Lien Collateral Agent or Second-Lien Collateral Agent and without any duty to account therefor to any other Creditor.

          7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the U.S. First-Lien Collateral Agent and the other First-Lien Creditors and the Second-Lien Collateral Agent and the other Second-Lien Creditors, respectively, hereunder (including the Lien priorities established hereby) shall remain in full force and effect irrespective of:

                    (a) any lack of validity or enforceability of any First-Lien Document or any Second-Lien Loan Document;

                    (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or any Second-Lien Loan Document;

                    (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

                    (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent Borrower or any other Grantor; or

                    (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent Borrower or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Collateral Agent or any Second-Lien Creditor in respect of this Agreement.

          SECTION 8. Miscellaneous.

          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Documents or the Second-Lien Loan Documents, the provisions of this Agreement shall govern and control.

          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Collateral Agent or any other Second-Lien Creditor, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent Borrower or any other Grantor constituting First-Lien Obligations in reliance hereon. The Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Parent Borrower or any other Grantor shall include the Parent Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Parent Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Collateral Agent, the other Second-Lien Creditors and the Second-Lien Obligations, upon the later of
(1) the date upon which the obligations under the Second-Lien Credit Agreement terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the U.S. First-Lien Collateral Agent, the other First-Lien Creditors and the First-Lien Obligations, the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 6.5.

          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second-Lien Collateral Agent or the U.S. First-Lien Collateral Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that (x) the U.S. First-Lien Collateral Agent (at the direction of the Required First-Lien Creditors) may, without the written consent of any other Creditor, agree to modifications of this Agreement for the purpose of securing additional extensions of credit (including pursuant to the First-Lien Credit Agreement or any Refinancing or extension thereof) and adding new creditors as "First-Lien Creditors" and "Creditors" hereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First-Lien Credit Agreement or the Second-Lien Credit Agreement and (y) additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights, interests, liabilities or privileges are directly affected.

          8.4 Information Concerning Financial Condition of Holdings and its Subsidiaries. The U.S. First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and the Second-Lien Collateral Agent and the other Second-Lien Creditors, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall have no duty to advise the Second-Lien Collateral Agent or any other Second-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the U.S. First-Lien Collateral Agents or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Collateral Agent or any other Second-Lien Creditor, it or they shall be under no obligation (w) to make, and the U.S. First-Lien Collateral Agent and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second-Lien Creditors or Second-Lien Collateral Agent pay over to the U.S. First-Lien Collateral Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Creditors and the Second-Lien Collateral Agent shall be subrogated to the rights of the U.S. First-Lien Collateral Agent and such other First-Lien Creditors; provided that, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each of Holdings, the Parent Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Collateral Agent or the other Second-Lien Creditors and paid over to the U.S. First-Lien Collateral Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Obligations owed by the Parent Borrower or any other Grantor under the Second-Lien Loan Documents.

          8.6 Application of Payments. All payments received by the U.S. First-Lien Collateral Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate. The Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

          8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

               (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

               (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

               (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPLICABLE PARTY HERETO AT THE ADDRESS SET FORTH ACROSS SUCH PARTY'S SIGNATURE HERETO OR AT SUCH OTHER ADDRESS OF WHICH SUCH PARTY SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH SECTION 8.8 HEREOF PURSUANT;

               (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

               (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY CONSEQUENTIAL OR PUNITIVE DAMAGES.

          (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.8 Notices. All notices to the Second-Lien Creditors and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Collateral Agent and the U.S. First-Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by courier service or U.S. mail or sent by means of telecopy and shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received. For the purposes hereof, the addresses of the parties hereto shall be as set across each party's signature hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          8.9 Further Assurances. Each of the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, the Second-Lien Collateral Agent, on behalf of itself and the Second-Lien Creditors, Holdings, the Parent Borrower and each Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Collateral Agent, on its behalf.

          8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the U.S. First-Lien Collateral Agent, the other First-Lien Creditors, the Second-Lien Collateral Agent, the other Second-Lien Creditors and their respective successors and assigns.

          8.12 Specific Performance. Each of the U.S. First-Lien Collateral Agent and the Second-Lien Collateral Agent may demand specific performance of this Agreement. Each of the U.S. First-Lien Collateral Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Documents, and the Second-Lien Collateral Agent, on behalf of itself and the other Second-Lien Creditors, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the U.S. First-Lien Collateral Agent or the Second-Lien Collateral Agent, as the case may be.

          8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy (or other electronic transmission, i.e. "pdf") shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Creditor, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements made herein.

          8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Creditors. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between each of the Grantors and the U.S. First-Lien Collateral Agent and the First-Lien Creditors, on the one hand, and each of the Grantors and the Second-Lien Collateral and the Second-Lien Creditors, on the other hand, the obligations of each Grantor to pay principal, interest, fees and other amounts as provided in the First-Lien Documents and the Second-Lien Loan Documents, respectively.

          8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors on the one hand and the Second-Lien Creditors on the other hand. None of the Parent Borrower, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Parent Borrower or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

          8.18 Grantors; Additional Grantors. It is understood and agreed that Holdings, the Parent Borrower and each other Grantor on the date of this Agreement shall constitute the original Grantors hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of Holdings which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing delivering a counterpart hereof to the U.S. First-Lien Collateral Agent or by executing and delivering an assumption agreement in form and substance reasonably satisfactory to the U.S. First-Lien Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

          8.19 Exclusive Collateral. (a) For avoidance of doubt, it is understood and agreed that RSC Canada, the other the Canadian Borrowers (as defined in the First-Lien Credit Agreement) and various Canadian Subsidiaries that guarantee (or may in the future guarantee) First-Lien Obligations incurred by RSC Canada and such other Canadian Borrowers and Canadian Subsidiaries have granted (or in the future shall grant) security interests in certain of their property securing only their First-Lien Obligations (the "First-Lien Exclusive Collateral"), and that as of the date of this Agreement, no such security interests have been provided by RSC Canada, any other Canadian Borrowers or any other such Canadian Subsidiaries to secure any Second-Lien Obligations. It is understood and agreed by all parties hereto that this Agreement (other than Sections 2.2, 2.3 and provisions dealing with First-Lien Exclusive Collateral) does not apply to any security interests granted by RSC Canada, the other Canadian Borrowers or any other Canadian Subsidiary to secure such First-Lien Obligations, and that any assets or property pledged by RSC Canada, the other Canadian Borrowers or any other Canadian Subsidiary to secure (or which are subject to a Lien to secure) any First-Lien Obligations shall not be subject to the terms or provisions of this Agreement (and shall not require that parallel security interests be granted in support of the Second-Lien Obligations).

          IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

                                        First-Lien Collateral Agent

Notice Address:                         DEUTSCHE BANK AG, NEW YORK BRANCH,
                                        in its capacity as U.S. First-Lien
60 Wall Street                          Collateral Agent
New York, New York 10005
Telephone: (212) 250-6150
Telecopier: (212) 797-4655              By:     /s/ Marguerite Sutton
Attention: Marguerite Sutton                ------------------------------------
                                        Name:       Marguerite Sutton
                                              ----------------------------------
                                        Title:      Director
                                               ---------------------------------


                                        By:     /s/ Omayra Lancella
                                            ------------------------------------
                                        Name:       Omayra Lancella
                                              ----------------------------------
                                        Title:      Vice President
                                               ---------------------------------


                                        Second-Lien Collateral Agent

Notice Address:                         DEUTSCHE BANK AG, NEW YORK BRANCH,
                                        in its capacity as Second-Lien
60 Wall Street                          Collateral Agent
New York, New York 10005
Telephone: (212) 250-6150
Telecopier: (212) 797-4655              By:     /s/ Marguerite Sutton
Attention: Marguerite Sutton                ------------------------------------
                                        Name:       Marguerite Sutton
                                              ----------------------------------
                                        Title:      Director
                                               ---------------------------------


                                        By:     /s/ Susan LeFevre
                                            ------------------------------------
                                        Name:       Susan LeFevre
                                              ----------------------------------
                                        Title:      Director
                                               ---------------------------------

                                        RSC HOLDINGS II, LLC


Notice Address:                         By:      /s/ Keith A. Sawottke
                                            ------------------------------------
6929 East Greenway Parkway, Suite 200   Name:        Keith A. Sawottke
Scottsdale, Arizona 85254                     ----------------------------------
Telephone: (800) 222-7777               Title:       Senior Vice President and
Telecopier: (480) 647-2412                     ---------------------------------
Attention: Kevin Loughlin, Vice                      Chief Financial Officer
           President and Treasurer             ---------------------------------


                                        RSC HOLDINGS III, LLC

Notice Address:
                                        By:      /s/ Keith A. Sawottke
6929 East Greenway Parkway, Suite 200       ------------------------------------
Scottsdale, Arizona 85254               Name:        Keith A. Sawottke
Telephone: (800) 222-7777                     ----------------------------------
Telecopier: (480) 647-2412              Title:       Senior Vice President and
Attention: Kevin Loughlin, Vice                ---------------------------------
           President and Treasurer                   Chief Financial Officer
                                               ---------------------------------


                                        RENTAL SERVICES CORPORATION

Notice Address:
                                        By:      /s/ Keith A. Sawottke
6929 East Greenway Parkway, Suite 200       ------------------------------------
Scottsdale, Arizona 85254               Name:        Keith A. Sawottke
Telephone: (800) 222-7777                     ----------------------------------
Telecopier: (480) 647-2412              Title:       Senior Vice President and
Attention: Kevin Loughlin, Vice                ---------------------------------
           President and Treasurer                   Chief Financial Officer
                                               ---------------------------------